CHARGE OVER SHARES IN CTI
DATA SOLUTIONS LTD.

between

CTI GROUP (HOLDINGS), INC.
as Chargor

and

NATIONAL CITY BANK
as the Secured Party



relating to



USD $ 10,600,000 LOAN AGREEMENT

(SIMMONS & SIMMONS LOGO)

CityPoint   One Ropemaker Street   London   EC2Y 9SS
T  +44 (0)20 7628 2020   F  +44 (0)20 7628 2070   DX Box No 12

                                    CONTENTS

1.       Definitions and interpretation........................................    1

2.       Covenant and Charge...................................................    2

3.       Deposit of certificates...............................................    2

4.       Voting rights and dividends...........................................    3

5.       Chargor's representations and undertakings............................    3

6.       Further assurance.....................................................    4

7.       Power of attorney.....................................................    5

8.       Power of sale.........................................................    5

9.       Receiver..............................................................    5

10.      Effectiveness of collateral...........................................    6

11.      Subsequent interests and accounts.....................................    7

12.      Costs and expenses....................................................    7

13.      Currency conversion...................................................    8

14.      Notices...............................................................    8

15.      Successors............................................................    8

16.      Counterparts..........................................................    8

17.      Third party rights....................................................    8

18.      Law...................................................................    8

19.      Jurisdiction..........................................................    8

THIS AGREEMENT is dated as of December 22, 2006 and made


BETWEEN:

(1) CTI GROUP (HOLDINGS), INC., (the "Chargor"), a Delaware corporation in the United States having its principal office at 333 North Alabama Street, Suite 240, Indianapolis, Indiana 46240; and

(2) NATIONAL CITY BANK, (the "Secured Party"), a national banking association in the United States and having its principal place of business at One National City Center, Suite 200E, Indianapolis, Indiana 46255.

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Agreement:

         "Act" means the Law of Property Act 1925.

         "Charged Portfolio" means the Shares and the Related Assets.

         "Collateral Rights" means all rights, powers and remedies of the Secured Party provided by this Agreement or by law.

         "Debenture" means the debenture, of even date herewith, entered into by and between the Chargor and the Secured Party.

         "Enforcement Event" means an Event of Default.

         "Finance Documents" means the Loan Agreement, the Notes, the U.S. Security Agreements, the U.S. Guaranties, the Debenture, this Agreement, the Ryder Charge Over Shares and "Finance Document" means any one of them.

         "Loan Agreement" means the Loan Agreement, of even date herewith, entered into by and between the Chargor and the Secured Party.

         "Notes" means, collectively, (i) that certain Acquisition Loan Promissory Note in the original principal amount of $2,600,000 issued by the Obligor in favour of the Bank of even date herewith, and (ii) that certain Revolving Loan Promissory Note in the original principal amount of $8,000,000 issued by the Obligor in favour of the Bank of even date herewith;

         "Related Assets" means all dividends, interest and other moneys payable in respect of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise).

         "Ryder Charge Over Shares" means the charge by CTI Data Solutions Ltd. to the Secured Party of its shareholding in Ryder Systems Ltd. dated of even date herewith.

         "Secured Obligations" means all obligations owing to the Secured Party by the Chargor on any account, whether present or future, actual or contingent (and whether incurred by the Chargor alone or jointly, and whether as principal or surety or in some other capacity) under the Finance Documents as amended or supplemented to by agreement.

         "Shares" means all of the shares in the share capital of CTI Data Solutions Ltd., a company registered in England, held by, to the order or on behalf of the Chargor at any time.

         "U.S. Guaranties" means those certain Guaranties, of even date herewith, entered into for the benefit of the Secured Party by each of CTI Data Solutions (USA) Inc., CTI Billing Solutions, Inc., CTI Delaware Holdings, Inc., Centillion Data Systems, LLC, CTI Data Solutions Ltd, CTI Billing Solutions Ltd. and Ryder Systems Ltd..

         "U.S. Security Agreements" means those certain Security Agreements, of even date herewith, entered into for the benefit of the Secured Party by each of CTI Data Solutions (USA) Inc., CTI Billing Solutions, Inc., CTI Delaware Holdings, Inc., Centillion Data Systems, LLC and Ryder Systems Ltd..

1.2 In this Agreement, any reference to (a) a "clause" is, unless otherwise stated, a reference to a clause hereof and (b) "this Agreement" is a reference to this Agreement as amended, varied or supplemented from time to time. Clause headings are for ease of reference only.

1.3 Unless expressly defined in this Agreement, capitalised terms defined in the Loan Agreement have the same meaning in this Agreement.

1.4 The provisions of clauses of the Loan Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Agreement are to be construed as references to this Agreement.

2.       COVENANT AND CHARGE

2.1 The Chargor shall on demand of the Secured Party discharge each of the Secured Obligations and pay to the Secured Party, when due and payable, the Secured Obligations.

2.2 The Chargor charges the Charged Portfolio, with full title guarantee and by way of first fixed charge, in favour of the Secured Party for the payment and discharge of all of the Secured Obligations.

3.       DEPOSIT OF CERTIFICATES

3.1 The Chargor shall, on the date of this Agreement deposit with the Secured Party:

         (A) all certificates and other documents of title to the Shares, and

         (B) stock transfer forms (executed in blank by or on behalf of the Chargor) in respect of the Shares.

3.2 The Chargor shall, promptly upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, warrants or other securities) in which the Chargor has a beneficial interest, procure the delivery to the Secured Party of:

         (A) all certificates and other documents of title representing those Related Assets, and

         (B) such stock transfer forms or other instruments of transfer forms (executed in blank by or on behalf of the Chargor) in respect of those Related Assets as the Secured Party may require.

4.       VOTING RIGHTS AND DIVIDENDS

4.1 Prior to an Enforcement Event the Secured Party agrees that the Chargor shall be entitled:

         (A) to receive all dividends, interest and other moneys arising from the Charged Portfolio unless prohibited from doing so under terms of the Loan Agreement; and

         (B) to exercise all voting rights in relation to the Charged Portfolio PROVIDED THAT the Chargor shall not exercise such voting rights in any manner, or otherwise permit or agree to any (a) variation of the rights attaching to or conferred by all or any part of the Charged Portfolio, or (b) increase in the issued share capital of any company whose shares are charged pursuant to this Agreement, which in the opinion of the Secured Party would prejudice the value of, or the ability of the Secured Party to realise, the security created by this Agreement.

4.2 At any time whilst an Enforcement Event is continuing, the Secured Party may at its discretion (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

         (A) require the Chargor to do all things that the Secured Party may require to transfer the Shares to, and register the Shares in the name of, the Secured Party (or its nominees);

         (B) require the Chargor to issue such instructions as the Secured Party may require in order to procure the issue or transfer to the Secured Party (or its nominees) of the Related Assets;

         (C) exercise (or refrain from exercising) any voting rights in respect of the Charged Portfolio (and the Secured Party may revoke, or cause to be revoked, any proxies given pursuant to clause 4.1(B));

         (D) apply all dividends, interest and other moneys arising from the Charged Portfolio as though they were the proceeds of sale under this Agreement;

         (E) exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Portfolio including the right, in relation to any company whose shares or other securities are included in the Charged Portfolio, to concur or participate in:

                  (1) the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

                  (2) the release, modification or variation of any rights or liabilities attaching to such shares or securities, and

                  (3) the exercise, renunciation or assignment of any right to subscribe for any shares or securities,

                  in each case in such manner and on such terms as the Secured Party may think fit, and the proceeds of any such action shall form part of the Charged Portfolio.

5.       CHARGOR'S REPRESENTATIONS AND UNDERTAKINGS

5.1 Except with the Secured Party's prior written consent, the Chargor shall not:




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

         (A)      assign or dispose of all or any part of the Charged Portfolio;
                  or

         (B)      create, grant or permit to exist:

                  (1)    any security interest over, or

                  (2)    any restriction on the ability to transfer or realise,

                  all or any part of the Charged Portfolio.

5.2 The Chargor hereby represents and warrants to the Secured Party and undertakes during the subsistence of this Agreement that:

         (A) it is and will be the sole legal and beneficial owner of the Charged Portfolio free from any security interest and all third party rights except as created by this Agreement;

         (B) it has not sold or disposed of, and will not sell or dispose of, the benefit of all or any of its rights, title and interest in the Charged Portfolio;

         (C) it has and will have the necessary power to enable it to enter into and perform its obligations under this Agreement;

         (D) this Agreement constitutes its legal, valid and binding obligation and is an effective security over the Charged Portfolio; and

         (E) all necessary authorisations to enable it to enter into this Agreement have been obtained and are, and will remain, in full force and effect.

5.3 The Chargor represents to the Secured Party that the Shares are fully paid and represent the whole of the issued Share Capital of CTI Data Solutions Ltd. The Chargor undertakes to pay all calls or other payments due in respect of any part of the Charged Portfolio. If the Chargor fails to make any such payment the Secured Party may make that payment on behalf of the Chargor and any sums so paid by the Secured Party shall be reimbursed by the Chargor on demand together with interest thereon. Such interest shall be calculated from the due date up to the actual date of payment (after, as well as before, judgement) at the Default Rate as defined in the Loan Agreement or at such commercial rate as the Secured Party may reasonably determine.

6.       FURTHER ASSURANCE

6.1 The Chargor shall promptly execute all documents (including transfers) and do all things (including the delivery, transfer, assignment or payment of all or part of the Charged Portfolio to the Secured Party or its nominee(s)) that the Secured Party may reasonably specify for the purpose of:

         (A)      exercising the Collateral Rights or

         (B) securing and perfecting its security over or title to all or any part of the Charged Portfolio (including transferring the Charged Portfolio into the name of the Secured Party or its nominee(s)).

6.2 The Chargor shall upon demand from the Secured Party, at any time whilst an Enforcement Event is continuing:

         (A) procure the transfer of the Charged Portfolio, into the name of the Secured Party or such nominee(s), agents or purchasers as it shall direct, and

         (B) execute all documents and do all other things that the Secured Party may require to facilitate the realisation of the Charged Portfolio.

7.       POWER OF ATTORNEY

7.1 The Chargor, by way of security, irrevocably appoints the Secured Party to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including any stock transfer forms and other instruments of transfer) and do all things that the Secured Party may consider to be requisite for (a) carrying out any obligation imposed on the Chargor under this Agreement or (b) exercising any of the rights conferred on the Secured Party by this Agreement or by law, (including, after the security constituted hereby has become enforceable, the exercise of any right of a legal or a beneficial owner of the Charged Portfolio). The Chargor shall ratify and confirm all things done and all documents executed by the Secured Party in the exercise of that power of attorney.

8.       POWER OF SALE

8.1 At any time whilst an Enforcement Event is continuing, the Secured Party shall be entitled, without prior notice to the Chargor or prior authorisation from any court, to sell or otherwise dispose of all or any part of the Charged Portfolio (at the times, in the manner and on the terms it thinks fit). The Secured Party shall be entitled to apply the proceeds of that sale or other disposal in paying the costs of that sale or disposal and in or towards the discharge of the Secured Obligations.

8.2 The power of sale or other disposal in clause 8.1 shall operate as a variation and extension of the statutory power of sale under section 101 of the Act. The restrictions contained in sections 93 and 103 of the Act shall not apply to this Agreement or to any exercise by the Secured Party of its right to consolidate mortgages or its power of sale.

8.3 A certificate in writing by an officer or agent of the Secured Party that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence of that fact, in favour of a purchaser of all or any part of the Charged Portfolio.

9.       RECEIVER

9.1 At any time whilst an Enforcement Event is continuing or if a petition is presented for the making of an administration order in relation to the Chargor or if requested by the Chargor, the Secured Party may by writing (acting through an authorised officer of the Secured Party) without notice to the Chargor appoint one or more persons to be receiver of the whole or any part of the Charged Portfolio (each such person being:

         (A)      entitled to act individually as well as jointly and

         (B)      for all purposes deemed to be the agent of the Chargor).

9.2 In addition to the powers of the Secured Party conferred by clause 8 (Power of Sale), each person appointed pursuant to clause 9.1 shall have, in relation to the part of the Charged Portfolio in respect of which he was appointed, all the powers:

         (A)      conferred by the Act on a receiver appointed under that Act,

         (B) of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not such person is an administrative receiver) and

         (C) (if such person is an administrative receiver) all the other powers exercisable by an administrative receiver in relation to the Chargor by virtue of the Insolvency Act 1986.

9.3 The Secured Party may fix the remuneration of any receiver appointed by it.

9.4 Each receiver is deemed to be the agent of the Chargor for all purposes and accordingly is deemed to be in the same position as a receiver duly appointed by a mortgagee under the Act. The Chargor alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and the Secured Party shall not incur any liability (either to the Chargor or to any other person) by reason of the Secured Party making his appointment as a receiver or for any other reason.

10.      EFFECTIVENESS OF COLLATERAL

10.1 The obligations of the Chargor and the Collateral Rights shall not be discharged, impaired or otherwise affected by:

         (A) any winding-up, dissolution, administration or re-organisation of or other change in the Chargor or any other person;

         (B) any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

         (C) any time or other indulgence being granted to the Chargor any other person;

         (D) any amendment, variation, waiver or release of any of the Secured Obligations;

         (E) any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

         (F) any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Chargor hereunder.

10.2 The collateral constituted by this Agreement and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Secured Party may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Secured Party over the whole or any part of the Charged Portfolio shall merge into the collateral hereby constituted.

10.3 No failure on the part of the Secured Party to exercise, or delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of a Collateral Right preclude any further or other exercise of that or any other Collateral Right.

10.4 The security created by or pursuant to this Agreement and the Collateral Rights shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Chargor or any other person or by any other thing which might otherwise prejudice that security or any Collateral Right.

10.5 If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability of (a) the remaining provisions of this Agreement and (b) such provisions under the law of any other jurisdiction shall not in any way be affected or impaired thereby.

10.6 None of the Secured Party, its nominee(s) or any receiver appointed pursuant to this Agreement shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the Charged Portfolio or (c) the taking possession or realisation of all or any part of the Charged Portfolio, except in the case of gross negligence or wilful default upon its part and shall not be liable to account as a mortgagee in possession.

10.7 Any settlement or discharge hereunder shall be conditional upon no security or payment to the Secured Party by, or on behalf of, the Chargor being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws of general application and shall in those circumstances be void

10.8 Upon the Secured Obligations being discharged in full and the Secured Party not being under any further actual or contingent obligation to make advances or provide other financial accommodation to the Chargor or any other person under any of the Finance Documents, the Secured Party shall, at the request and cost of the Chargor, release and cancel the security constituted by this Agreement, in each case subject to clause 10.7 and without recourse to, or any representation or warranty by, the Secured Party or any of its nominees.

10.9 The security constituted by this Agreement shall be continuing security and will extend to the ultimate balance of the Secured Obligations regardless of any intermediate payment or satisfaction of the whole or any part of the Secured Obligations.

11.      SUBSEQUENT INTERESTS AND ACCOUNTS

11.1 If the Secured Party at any time receives notice of any subsequent mortgage, assignment, charge or other interest affecting all or any part of the Charged Portfolio, all payments thereafter made by the Chargor to the Secured Party shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Secured Party received notice.

11.2 All moneys received, recovered or realised by the Secured Party under this Agreement (including the proceeds of any conversion of currency) may in its discretion be credited to and held in any suspense or impersonal account pending their application from time to time in or towards the discharge of any of the Secured Obligations.

12.      COSTS AND EXPENSES

12.1 All the Secured Party's costs and expenses (including reasonable legal fees, stamp duties and any value added tax) incurred in connection with:

         (A) the execution of this Agreement or otherwise in relation to it,

         (B) the perfection or enforcement of the collateral hereby constituted or

         (C)      the exercise of any Collateral Right
         shall be reimbursed to the Secured Party by the Chargor on demand on a full indemnity basis together with interest from the date the same were incurred to the date of payment at the Default Rate as provided in the Loan Agreement.

13.      CURRENCY CONVERSION

13.1 For the purpose of or pending the discharge of any of the Secured Obligations the Secured Party may convert any money received, recovered or realised or subject to application by it under this Agreement from one currency to another, as the Secured Party may think fit: and any such conversion shall be effected at the Secured Party's spot rate of exchange for the time being for obtaining such other currency with the first currency.

14.      NOTICES

14.1 Any notice or demand to be served by one person on another pursuant to this Agreement may be served by leaving it at the address specified above (or such other address as such person may previously have specified) or by letter posted by prepaid first-class post to such address (which shall be deemed to have been served two Business Days (as that term is defined in the Loan Agreement) following the date of posting, or by fax to the fax number specified above (or such other number as such person may previously have specified) which shall be deemed to have been received when transmission has been completed) PROVIDED THAT any notice to be served on the Secured Party shall be effective only when actually received by the Secured Party, marked for the attention of the department or officer specified by the Secured Party for such purpose.

15.      SUCCESSORS

15.1 This Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Secured Party; and references to the Secured Party shall be deemed to include any assignee or successor in title of the Secured Party and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Secured Party hereunder or to which under such laws the same have been transferred.

16.      COUNTERPARTS

         This Agreement may be executed in counterparts, in which case this Agreement will be as effective as if all signatures on the counterparts were on a single copy of this Agreement.

17.      THIRD PARTY RIGHTS

         No person who is not a party to this Agreement shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

18.      LAW

18.1 This Agreement shall be governed by, and construed in accordance with, English law.

19.      JURISDICTION

19.1 Subject to clause 19.2, the parties irrevocably agree that the English courts shall have exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings") and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

19.2 The parties agree that clause 19.1 operates for the benefit of the Secured Party and accordingly the Secured Party shall be entitled to take Proceedings in any other court or courts having jurisdiction.

19.3 To the extent that the Chargor may be entitled in any jurisdiction to claim for itself or its assets immunity from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction such immunity (whether or not claimed) may be attributed to it or its assets, it irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

IN WITNESS WHEREOF this Agreement has been signed on behalf of the Secured Party and executed as a deed by the Chargor and is intended to be and is hereby delivered by it as a deed on the date specified above.

CHARGOR

EXECUTED as a deed by              )
CTI GROUP (HOLDINGS), INC.         )

acting by

                  /s/ John Birbeck
                  Director
                  /s/ John Birbeck
                  Director/Secretary


SECURED PARTY

NATIONAL CITY BANK,
a national banking association in the United States


by
         /s/ Ryan T. Hendrickson
         Vice President

                                    APPENDIX

Company No.: 2969593

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                 WRITTEN RECORD

                                       OF

                     CTI DATA SOLUTIONS LTD (THE "COMPANY")

John Birbeck, [The] undersigned, being [the sole] Member[s] of the Company for the time being entitled to receive notice of, attend and vote at General Meetings of the Company unanimously pass the following Resolution and agree that they shall take effect as though they had been passed at a general meeting of the Company duly convened and held:

         THAT Article [ ] of the Company's Articles of Association be deleted and replaced with the following provision:

         "The directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of regulation 24 in Table A shall not apply to the Company provided however that notwithstanding any provision of these Articles or of Table A, the directors shall not be entitled to refuse to register, and
         shall register, any transfer of shares by or to [     ] or its nominees
         pursuant to the [Charge Over Shares] to be dated on or about [  ] and
         created by [      ] in favour of [       ]."




/s/ John Birbeck
Authorised Signatory
for and on behalf of
CTI Data Solutions Ltd




DATED : 12/22/06




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